CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-96946) of U.S. Wireless Data, Inc. of our report dated November 6, 1998 appearing on page 31 of the Annual Report on Form 10-KSB.





PricewaterhouseCoopers LLP
San Jose, California
December 16, 1998